UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 June 16, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On June 16, 2006, Mentor Corporation (the "Company") entered into a stock purchase plan with Citigroup Global Markets Inc. for the purpose of repurchasing shares of the Company's common stock (the "Plan").  Repurchases will be made under a Rule 10b5-1 plan compliant with Rule 10b-18.  The first repurchase under the Plan cannot take place prior to the third trading day following the Company's announcement of its financial results for the three months ending June 30, 2006.  The timing of purchases and the exact number of shares to be purchased will depend on market conditions.  The repurchase program and the Plan may be suspended or discontinued at any time.

The text of the press release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 8.01          Other Information.

In connection with the Company's entry into the stock purchase plan, the Board of Directors of the Company (the "Board") increased the authorized number of shares available for repurchase pursuant to its stock repurchase program and under the Plan from 3.3 million to 5.0 million shares available under the Plan.  The Board approved the repurchase of shares of the Company's common stock under the Plan in an amount not to exceed $166 million in total repurchases (subject also to the 5.0 million shares limitation), consistent with the limitations set forth in the Company's Credit Agreement, dated as of May 25, 2005, as amended on May 31, 2006 (the "Credit Agreement"), among the Company, Bank of the West, as administrative agent, Union Bank of California, N. A., as syndication agent, Wells Fargo Bank, National Association, as documentation agent, and the lenders from time to time party thereto.  The amended credit agreement permits the repurchase of up to $250,000,000 of equity securities, a portion of which was utilized in prior repurchases, leaving a remaining amount of $166,000,000.  In addition, after the entire $250,000,000 is utilized for such repurchases, the Company may repurchase during any four consecutive quarters additional equity securities in an amount limited to the Company's consolidated net income, less dividends paid, for the four most recent trailing quarters.

Item 9.01          Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release Issued by Mentor Corporation, dated June 22, 2006

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2006		MENTOR CORPORATION

	By:	/s/LOREN L. MCFARLAND
	Name: Title:	Loren L. McFarland Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release Issued by Mentor Corporation, dated June 22, 2006